UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

Lightwave Logic, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Friday, August 24, 2012. As of the close of business on July 10, 2012, the Company had outstanding 49,504,837 shares of common stock, of which 28,039,169 shares were represented at the meeting by proxy and in person. The matters voted upon and the final results of the voting were as follows:

The following persons were elected to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

			052089
Name	Votes For	Votes Withheld	Broker Non-votes
Thomas E. Zelibor	10,864,176	222,903	17,052,089
James S. Marcelli	9,210,930	1,876,149	17,052,089
Andrew J. Ashton	9,916,666	1,170,413	17,052,089
Ronald A. Bucchi	11,024,669	62,410	17,052,089
Ross Fasick	10,728,893	358,186	17,052,089
Joseph A. Miller	10,961,209	125,870	17,052,089
William C. Pickett, III	10,523,459	563,620	17,052,089

The approval of an amendment to the Company’s 2007 Employee Stock Plan (the “Plan”) to increase the number of shares of Company common stock available for issuance under the Plan from 6,500,000 to 8,000,000 was approved by a vote of 9,839,535 shares for approval, 822,904 shares against approval with 424,640 shares abstaining. Broker non-votes were 17,052,089.

The appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by a vote of 26,747,185 shares for the appointment and 1,382,256 shares against the appointment, with 9,727 shares abstaining.

Item 8.01

Other Events.

At the Annual Meeting of the Company held on Friday, August 24, 2012, the Company discussed its new vision and strategy under its business plan.  A copy of the Annual Meeting’s audio presentation and slideshow presentation are available at the Company’s website at www.lightwavelogic.com.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ Thomas E. Zelibor

   ----------------------------------

   Thomas E. Zelibor

Dated August 24, 2012